SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2010

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

15 New England Executive Park, Burlington, MA 01803

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 987-9304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Board of Directors of Soapstone Networks Inc. (the “Company”) has declared a liquidating distribution of $0.76 per share of the Company’s common stock, or $11.7 million in the aggregate. The Board of Directors declared this distribution after the Delaware Chancery Court granted the Company’s petition to approve this shareholder distribution pursuant to its Plan of Liquidation and Dissolution.

The Company will make this distribution on April 7, 2010 to all stockholders of record as of the close of business of July 31, 2009, including to the Depository Trust Company, which is the entity that holds the Company’s common stock for stockholders who own shares through a broker. As previously disclosed, the Company closed its stock record books on July 31, 2009, and the Board of Directors fixed July 31, 2009 as the record date for determining the Company stockholders who are entitled to receive any distributions of available assets.

In connection with the Company’s announcement of this liquidating distribution, FINRA established an “ex-date” of April 8, 2010. An “ex-date” is a date on which a security is traded without a previously declared dividend or distribution. As a result, the payment that the Company will remit to the Depository Trust Company on April 7, 2010, which pertains to the shares owned by investors in street name, will be distributed by the Depository Trust Company to eligible brokers to allocate to client accounts based on the ownership of the Company’s common stock as of the close of business on April 7, 2010.

This liquidating distribution represents a partial distribution of the funds remaining at the Company, which filed a certificate of dissolution with the Secretary of State of the State of Delaware on July 31, 2009. The Company’s petition with the Delaware Chancery Court also approved that the remainder of the Company’s assets will be reserved for the payment of the Company’s ongoing liquidation expenses over the more than two years remaining in the Company’s dissolution process. After this liquidating distribution, the Company’s assets will consist of $0.7 million of cash and cash equivalents. The Company expects to analyze the estimates of its liquidation expenses on an ongoing basis, and determine whether further distributions of assets to its stockholders are appropriate at such times. The Company cannot currently determine whether any further distributions of assets to its stockholders will occur or the timing of any such distributions if one ever takes place.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about Soapstone Networks’ future expectations, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Further information on potential risk factors that could affect Soapstone, its liquidation and its cash holdings are set forth in the Company’s previous filings with the Securities and Exchange Commission. The Company does not undertake any duty to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date:	March 25, 2010	By:	/s/ William J. Stuart
William J. Stuart
President